Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8  (File Nos. 333-153206, 333-168820, 333-190480, 333-197937, 333-206569, 333-221473, 333-228253, 333-236059, and 333-238505), Form S-1 (File Nos. 333-232817, 333-228596, and 333-238970) and Form S-3 (File Nos. 333-184829, 333-207670 and 333-229019) of Achieve Life Sciences, Inc. of our report dated March 11, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
March 11, 2021